UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

HC2 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

505 Huntmar Park Drive #325
Herndon, VA 20170
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 865-0700
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Stockholders (the “Annual Meeting”) of HC2 Holdings, Inc. (the “Company”) was held on June 14, 2016. The final voting results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

1.	Election of Directors

The holders of the shares of the Company’s common stock (the “Common Stock”), Series A Convertible Participating Preferred Stock (the “Series A Preferred Stock”), Series A-1 Convertible Participating Preferred Stock (the “Series A-1 Preferred Stock”) and Series A-2 Convertible Participating Preferred Stock (the “Series A-2 Preferred Stock” and, together with the Series A Preferred Stock and Series A-1 Preferred Stock, the “Preferred Stock”), voting together as a single class (and with the Preferred Stock voting on an as-converted basis), voted to elect the following four nominees as members of the Board of Directors of the Company, each to hold office until the Company’s 2017 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The results of the vote were as follows:

Director Name	Votes For	Votes Withheld	Broker Non- Votes
Wayne Barr, Jr.	26,901,922	1,358,620	0
Philip Falcone	27,820,773	439,769	0
Warren Gfeller	27,154,752	1,105,790	0
Robert V. Leffler	26,886,489	1,374,053	0

The holders of the Company’s Series A Preferred Stock and Series A-1 Preferred Stock, voting together as a separate class, voted to elect the following director. The results of the vote were as follows:

Director Name	Votes For	Votes Against	Abstain	Broker Non- Votes
Lee Hillman	31,100	0	0	0

2.	Approval of the Compensation of the Company’s Named Executive Officers (“Say on Pay” Proposal)

The holders of the Company’s Common Stock and Preferred Stock, voting as a single class and with the Preferred Stock voting on an as-converted basis, voted to approve the non-binding, advisory proposal on the compensation of the Company’s executive officers. The results of the vote were as follows:

For	Against	Abstain	Broker Non- Votes
22,826,533	1,283,714	4,150,295	0

3.	Amendment to the Company’s Certificate of Incorporation

Each of (i) the holders of the Company’s Common Stock and Preferred Stock, voting together as a single class and with the Preferred Stock voting on an as-converted basis, and (ii) the holders of the Company’s Common Stock, voting as a separate class, voted not to approve the amendment to the Company’s Certificate of Incorporation to provide that holders of common stock shall not be entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designation) relating solely to the terms of one or more series of the Company’s Preferred Stock. Therefore, this proposal was not approved. The results of the vote were as follows:

	For	Against	Abstain	Broker Non- Votes
a. Holders of the Company’s Common Stock and Preferred Stock (with the Preferred Stock voting on an as-converted basis)	14,670,847	11,956,867	1,632,828	0
b. Holders of the Company’s shares of Common Stock	8,895,760	9,837,103	371,793	0

4.	Amendment and Restatement of the Company’s Certificate of Designation for the Series A Preferred Stock

The holders of the Company’s Common Stock and Preferred Stock, voting together as a single class and with the Preferred Stock voting on an as-converted basis voted to approve, and the holders of the Company’s shares of Series A Preferred Stock, voting as a separate class in their capacity as preferred stockholders (and not on an as-converted basis) voted not to approve, the amendment to the Company’s Certificate of Designation of the Series A Preferred Stock to, among other things, adjust the conversion price of the Series A Preferred Stock in certain circumstances. Therefore, this proposal was not approved. The results of the vote were as follows:

	For	Against	Abstain	Broker Non- Votes
a. Holders of the Company’s Common Stock and Preferred Stock (with the Preferred Stock voting on an as-converted basis)	24,437,197	2,454,728	1,368,617	0
b. Holders of the Company’s shares of Series A Preferred Stock	13,500	8,600	0	0

5.	Amendment and Restatement of the Company’s Certificate of Designation for the Series A-1 Preferred Stock

Each of (i) the holders of the Company’s Common Stock and Preferred Stock, voting together as a single class and with the Preferred Stock voting on an as-converted basis, and (ii) the holders of the Company’s shares of Series A-1 Preferred Stock, voting as a separate class in their capacity as preferred stockholders (and not on an as-converted basis), voted to approve the amendment to the Company’s Certificate of Designation of the Series A-1 Preferred Stock to, among other things, adjust the conversion price of the Series A-1 Preferred Stock in certain circumstances. Therefore, this proposal was approved. The results of the vote were as follows:

	For	Against	Abstain	Broker Non- Votes
a. Holders of the Company’s Common Stock and Preferred Stock (with the Preferred Stock voting on an as-converted basis)	24,438,432	2,451,891	1,370,219	0
b. Holders of the Company’s shares of Series A-1 Preferred Stock	9,000	0	0	0

6.	Amendment and Restatement of the Company’s Certificate of Designation for the Series A-2 Preferred Stock

The holders of the Company’s Common Stock and Preferred Stock, voting together as a single class and with the Preferred Stock voting on an as-converted basis voted to approve, and the holders of the Company’s shares of Series A-2 Preferred Stock, voting as a separate class in their capacity as preferred stockholders (and not on an as-converted basis) voted not to approve, the amendment to the Company’s Certificate of Designation of the Series A-2 Preferred Stock to make certain technical and administrative changes. Therefore, this proposal was not approved. The results of the vote were as follows:

	For	Against	Abstain	Broker Non- Vote
a. Holders of the Company’s Common Stock and Preferred Stock (with the Preferred Stock voting on an as-converted basis)	24,673,946	2,213,922	1,372,674	0
b. Holders of the Company’s shares of Series A-2 Preferred Stock	4,000	0	10,000	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc.
(Registrant)

Date: June 15, 2016	By:	/s/ Paul L. Robinson
	Name:	Paul L. Robinson
	Title:	Chief Legal Officer and Corporate Secretary